Exhibit 10.10
PIPER JAFFRAY COMPANIES
AMENDED AND RESTATED
2003 ANNUAL AND LONG-TERM INCENTIVE PLAN
RESTRICTED STOCK AGREEMENT

Name of Employee:

No. of Shares Covered:	Date of Issuance:

Vesting Schedule pursuant to Section 2:

No. of Shares Which
Vesting Date(s)	Become Vested as of Such Date

     This is a Restricted Stock Agreement (“Agreement”) between Piper Jaffray Companies, a Delaware corporation (the “Company”), and the above-named employee of the Company (the “Employee”).
Recitals
     WHEREAS, the Company maintains the Piper Jaffray Companies Amended and Restated 2003 Annual and Long-Term Incentive Plan, as amended from time to time (the “Plan”);
     WHEREAS, the Board of Directors of the Company has appointed the Compensation Committee (the “Committee”) with the authority to determine the awards to be granted under the Plan; and
     WHEREAS, the Committee or its delegee has determined that the Employee is eligible to receive an award under the Plan in the form of restricted stock and has set the terms thereof;
     NOW, THEREFORE, the Company hereby grants this award to the Employee under the terms set by the Committee as follows.

Terms and Conditions*
1. Grant of Restricted Stock.
     (a) Subject to the terms and conditions of this Agreement, the Company has granted to the Employee the number of Shares specified at the beginning of this Agreement. These Shares are subject to the restrictions provided for in this Agreement and are referred to collectively as the “Restricted Shares” and each as a “Restricted Share.”
     (b) The Restricted Shares will be evidenced by a book entry made in the records of the Company’s transfer agent in the name of the Employee (unless the Employee requests a certificate evidencing the Restricted Shares). All restrictions provided for in this Agreement will apply to each Restricted Share and to any other securities distributed with respect to that Restricted Share. Unless otherwise permitted by the Committee in accordance with the terms of the Plan, the Restricted Shares may not (until such Restricted Shares have vested in the Employee in accordance with all terms and conditions of this Agreement) be assigned or transferred other than by will or the laws of descent and distribution and shall not be subject to pledge, hypothecation, execution, attachment or similar process. Each Restricted Share will remain restricted and subject to forfeiture to the Company unless and until that Restricted Share has vested in the Employee in accordance with all of the terms and conditions of this Agreement. Each book entry (or stock certificate if requested by the Employee) evidencing any Restricted Share may contain such notations or legends and stock transfer instructions or limitations as may be determined or authorized by the Company in its sole discretion. If a certificate evidencing any Restricted Share is requested by the Employee, the Company may, in its sole discretion, retain custody of any such certificate throughout the period during which any restrictions are in effect and require, as a condition to issuing any such certificate, that the Employee tender to the Company a stock power duly executed in blank relating to such custody.
2. Vesting.
     (a) If the Employee remains continuously employed (including during the continuance of any leave of absence as approved by the Company or an Affiliate) by the Company or an Affiliate, then the Restricted Shares will vest in the numbers and on the dates specified in the Vesting Schedule at the beginning of this Agreement.
     (b) If the Employee’s employment by the Company or an Affiliate terminates because of the Employee’s death or long-term disability (as defined in the Company’s long-term disability plan, a “Disability”), then the unvested Restricted Shares will immediately vest in full.
     (c) If the Employee’s employment by the Company or an Affiliate terminates as a result of a Severance Event (as defined in the Company’s Severance Plan and as determined in the sole discretion of the Company), then the unvested Restricted Shares will, as determined by the Committee and set forth in writing in a severance agreement, continue to vest in the numbers and on the dates specified in the Vesting Schedule at the beginning of this Agreement, so long as the

*	Unless the context indicates otherwise, terms that are not defined in this Agreement shall have the meaning set forth in the Plan.

Employee complies with the terms and conditions of the Severance Plan and the applicable severance agreement, including execution of a general release of all claims against the Company and any designated Affiliates and their respective agents, on a form provided by the Company for this purpose and within the timeframe designated by the Company, that becomes effective and enforceable.
     (d) If the Employee’s employment with the Company or an Affiliate terminates for any reason other than for Cause (as defined below) or due to the Employee’s death, Disability or as a result of a Severance Event (as set forth in paragraphs 2(b)-(c), above), then the Restricted Shares shall cease vesting and be forfeited in accordance with Section 4 of this Agreement, unless, at or around the time of such termination, the Employee voluntarily elects to sign a Post-Termination Agreement with the Company, and thereafter complies with the Employee’s obligations under such agreement including the obligation to refrain from engaging in any Post-Termination Restricted Activities. “Post-Termination Restricted Activities” include each of the following:
     (i) at any time during the period set forth in the Post-Termination Agreement, the Employee uses, discloses or misappropriates any Company-Related Information (as defined below) unless the Company or an Affiliate consents otherwise in writing. “Company-Related Information” means any confidential or secret knowledge or information of the Company or an Affiliate that the Employee has acquired or become acquainted with during the Employee’s employment with the Company or an Affiliate, including, without limitation, any confidential customer list, confidential business information, confidential materials relating to the practices or procedures of the Company or an Affiliate, or any other proprietary information of the Company or an Affiliate; provided, however that Company-Related Information shall not include any knowledge or information that is now published or which subsequently becomes generally publicly known in the form in which it was obtained from the Company or an Affiliate, other than as a direct or indirect result of the Employee’s disclosure in contradiction of this Section 2(d);
     (ii) any time during the period set forth in the Post-Termination Agreement, the Employee directly or indirectly, on behalf of the Employee or any other person (including but not limited to a Talent Competitor (as defined below)), solicits for employment any person employed by the Company or an Affiliate who was employed by the Company or an Affiliate and with whom Employee interacted at any time within three (3) years prior to the date of the Employee’s termination of employment;
     (iii)any time during the period set forth in the Post-Termination Agreement, the Employee directly or indirectly, on behalf of any Talent Competitor, solicits any customer, client or account of the Company or any Affiliate, that was a customer, client or account of the Company or any Affiliate and with whom the Employee interacted at any time within three (3) years prior to the date of the Employee’s termination of employment, or the Employee otherwise seeks to divert any such customer, client or account away from the Company or any Affiliate; or
     (iv) any time during the period set forth in the Post-Termination Agreement, without the prior written consent of the Company or an Affiliate, the Employee directly or indirectly owns, manages, operates, controls or participates in the ownership, management, operation or control of a Talent Competitor; or becomes connected as an officer, employee, partner, director, consultant, independent contractor or otherwise with a Talent Competitor; or has or acquires any financial or other pecuniary interest in any Talent Competitor. A “Talent Competitor” means any corporation, partnership, limited liability company or other business association, organization or entity or person of any kind whatsoever that engages in the investment banking, securities brokerage or investment management business, including, but not limited to, investment banks, sell-side broker dealers, mergers and acquisitions or strategic advisory firms, merchant banks, hedge funds, private equity firms, venture capital firms, asset managers and investment advisory firms. Notwithstanding the foregoing, however, ownership by the Employee, for passive personal investment purposes only, of less than 5% of the voting stock of a Talent Competitor that is any publicly held corporation shall not by itself constitute engaging in a Post-Termination Restricted Activity.
If and so long as the conditions of Paragraph 2(d) are satisfied, the Restricted Shares shall not cease to vest and be forfeited in accordance with Section 4 of this Agreement but, as set forth in the Post-Termination Agreement, shall vest in full or will continue to vest in the numbers and on the dates specified in the Vesting Schedule at the beginning of this Agreement.
     (e) Notwithstanding any other provisions of this Agreement to the contrary, the Committee may in its sole discretion, declare at any time that the Restricted Shares, or any portion thereof, shall vest immediately or, to the extent they otherwise would be forfeited pursuant to the terms of this Agreement, shall vest in the numbers and on the dates specified in the Vesting Schedule at the beginning of this Agreement, or in such other numbers and on such other dates as are determined by the Committee to be in the interests of the Company as determined by the Committee in its sole discretion.
3. Lapse of Restrictions. Upon the vesting of any Restricted Shares, such vested Restricted Shares will no longer be subject to forfeiture as provided in Section 4 of this Agreement.
4. Forfeiture. If (i) the Employee attempts to pledge, encumber, assign, transfer or otherwise dispose of any of the Restricted Shares (except as permitted by Section 1(b) of this Agreement) or the Restricted Shares become subject to attachment or any similar involuntary process in violation of this Agreement, or (ii) the Employee’s employment with the Company or an Affiliate (A) is terminated for Cause or (B) terminates under the circumstances covered by Section 2(c) or Section 2(d) of this Agreement and either (1) the conditions or restrictions of such Section, as applicable, are not satisfied or (2) the conditions or restrictions of such Section, as applicable, are satisfied but the Employee subsequently violates any of them, then any Restricted Shares that have not previously vested shall be forfeited by the Employee to the Company, the Employee shall thereafter have no right, title or interest whatever in such Restricted Shares, and, if the Company does not have custody of any and all certificates representing Restricted Shares so forfeited, the Employee shall immediately return to the Company any and all certificates representing Restricted Shares so forfeited. Additionally, the Employee will deliver to the Company a stock power duly executed in blank relating to any and all certificates representing Restricted Shares forfeited to the Company in accordance with the previous sentence or, if such stock power has previously been tendered to the Company, the Company will be authorized to deem such previously tendered stock power delivered, and the Company will be authorized to cancel any and all certificates representing Restricted Shares so forfeited and to cause a book entry to be made in the records of the Company’s transfer agent in the name of the Employee (or a new stock certificate to be issued, if requested by the Employee) evidencing any Shares that vested prior to forfeiture. If the Restricted Shares are evidenced by a book entry made in the records of the Company’s transfer agent, then the Company will be authorized to cause such book entry to be adjusted to reflect the number of Restricted Shares so forfeited. “Cause” means (i) the Employee’s continued failure to substantially perform his or her duties with the Company or an Affiliate after written demand for substantial performance is delivered to the Employee, (ii) the Employee’s conviction of a crime (including misdemeanors) that, in the Company’s determination, impairs the Employee’s ability to perform his or her duties with the Company or an Affiliate, (iii) the Employee’s violation of any policy of the Company or an Affiliate that the Company deems material, (iv) the Employee’s violation of any securities law, rule or regulation that the Company deems material, (v) the Employee’s engagement in conduct that, in the Company’s determination, exposes the Company or an Affiliate to civil or regulatory liability or injury to their reputations, (vi) the Employee’s engagement in conduct that would subject the Employee to statutory disqualification pursuant to Section 15(b) of the Exchange Act and the regulations promulgated thereunder, or (vii) the Employee’s gross or willful misconduct, as determined by the Company.
5. Stockholder Rights. As of the date of issuance specified at the beginning of this Agreement, the Employee shall have all of the rights of a stockholder of the Company with respect to the Restricted Shares, except as otherwise specifically provided in this Agreement.
6. Tax Withholding. The parties hereto recognize that the Company or an Affiliate may be obligated to withhold federal and state taxes or other taxes upon the vesting of the Restricted Shares, or, in the event that the Employee elects under Code Section 83(b) to report the receipt of the Restricted Shares as income in the year of receipt, upon the Employee’s receipt of the Restricted Shares. The Employee agrees that, at such time, if the Company or an Affiliate is required to withhold such taxes, the Employee will promptly pay, in cash upon demand (or in any other manner permitted by the Committee in accordance with the terms of the Plan), to the Company or an Affiliate such amounts as shall be necessary to satisfy such obligation. The Employee further acknowledges that the Company has directed the Employee to seek independent advice regarding the applicable provisions of the Code, the income tax laws of any municipality, state or foreign country in which the Employee may reside, and the tax consequences of the Employee’s death.
7. Restrictive Legends and Stop-Transfer Orders.
     (a) Legends. The book entry or certificate representing the Restricted Shares shall contain a notation or bear the following legend (as well as any notations or legends required by applicable state and federal corporate and securities laws) noting the existence of the restrictions and the Company’s rights to reacquire the Restricted Shares set forth in this Agreement:
“THE SHARES REPRESENTED BY THIS [BOOK ENTRY] [CERTIFICATE] MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF A RESTRICTED STOCK AGREEMENT BETWEEN THE COMPANY AND THE

STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.”
     (b) Stop-Transfer Notices. The Employee agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.
     (c) Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Restricted Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of the Restricted Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom the Restricted Shares shall have been so transferred.
8. Interpretation of This Agreement. All decisions and interpretations made by the Committee with regard to any question arising hereunder or under the Plan shall be binding and conclusive upon the Company and the Employee. If there is any inconsistency between the provisions of this Agreement and the Plan, the provisions of the Plan shall govern.
9. Not Part of Employment Contract; Discontinuance of Employment. The Employee acknowledges that this Agreement awards restricted stock to the Employee, but does not impose any obligation on the Company to make any future grants or issue any future Awards to the Employee or otherwise continue the participation of the Employee under the Plan. This Agreement shall not give the Employee a right to continued employment with the Company or any Affiliate, and the Company or Affiliate employing the Employee may terminate his or her employment and otherwise deal with the Employee without regard to the effect it may have upon him or her under this Agreement.
10. Binding Effect. This Agreement shall be binding in all respects on the heirs, representatives, successors and assigns of the Employee.
11. Choice of Law. This Agreement is entered into under the laws of the State of Delaware and shall be construed and interpreted thereunder (without regard to its conflict-of-law principles).
12. Entire Agreement. This Agreement and the Plan set forth the entire agreement and understanding of the parties hereto with respect to the issuance and sale of the Restricted Shares and the administration of the Plan and supersede all prior agreements, arrangements, plans, and understandings relating to the issuance and sale of the Restricted Shares and the administration of the Plan.
13. Amendment and Waiver. Except as provided in the Plan, this Agreement may be amended, waived, modified, or canceled only by a written instrument executed by the parties or, in the case of a waiver, by the party waiving compliance.
14. Acknowledgment of Receipt of Copy. By execution hereof, the Employee acknowledges having received a copy of the prospectus related to the Plan and instructions on how to access a copy of the Plan.

     IN WITNESS WHEREOF, the Employee and the Company have executed this Agreement as of the date of issuance specified at the beginning of this Agreement.

EMPLOYEE

PIPER JAFFRAY COMPANIES

By

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